PROGEN
                                                              INDUSTRIES LIMITED

                                                              ABN 82 010 975 612

                                                      P.O. Box 28 Richlands D.C.
                                                       Queensland 4077 Australia
                                                      Telephone: +61 7 3273 9100
                                                      Facsimile: +61 7 3375 9318

30 November 2004


Company Announcement Officer
Australian Stock Exchange Limited
Exchange Centre
20 Bridge Street
Sydney NSW 2000.

Dear Sir,

RE: ANNUAL GENERAL MEETING.

As required by Listing Rule 3.13.2 we advise the outcome of the resolutions put to the shareholders at the Company's Annual General Meeting held at the Endeavour Room, Level 6, Christie Corporate Centre, 320 Adelaide Street, Brisbane, Queensland at 10.30am on 30 November 2004:-

     1. the ordinary resolution re-electing Mr. Stephen Chang as a director was passed.

     Proxy votes received in relation to this resolution were as follows:

                                    No. of Proxy Votes
          --------------------------------------------
          For                               17,502,057
          --------------------------------------------
          Against                               72,044
          --------------------------------------------
          Abstain                               35,113
          --------------------------------------------
          Proxy holders discretion             331,806
          --------------------------------------------

     2. the ordinary resolution re-electing Dr. Stanley Chang as a director was passed.

     Proxy votes received in relation to this resolution were as follows:

                                    No. of Proxy Votes
          --------------------------------------------
          For                               17,571,100
          --------------------------------------------
          Against                                3,001
          --------------------------------------------
          Abstain                               35,113
          --------------------------------------------
          Proxy holders discretion             331,806
          --------------------------------------------


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     3.   the  ordinary  resolution  re-electing Mr. Patrick Burns as a director was passed.

     Proxy votes received in relation to this resolution were as follows:

                                    No. of Proxy Votes
          --------------------------------------------
          For                               17,572,531
          --------------------------------------------
          Against                                  570
          --------------------------------------------
          Abstain                               36,113
          --------------------------------------------
          Proxy holders discretion             331,806
          --------------------------------------------

     4. the ordinary resolution to approve the Progen Directors and Employees Option Incentive Plan was passed.

     Proxy votes received in relation to this resolution were as follows:

                                    No. of Proxy Votes
          --------------------------------------------
          For                               12,186,640
          --------------------------------------------
          Against                            1,438,856
          --------------------------------------------
          Abstain                               34,099
          --------------------------------------------
          Proxy holders discretion             631,589
          --------------------------------------------

Yours faithfully
Progen Industries Limited

/s/ Linton Burns

Linton Burns
Company Secretary.


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